UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report

April 8, 2019

(Date of earliest event reported)

ERBA Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14798 (Commission File Number)	11-3500746 (IRS Employer Identification No.)

14100 NW 57th Court Miami Lakes, Florida (Address of principal executive offices)		33014 (Zip Code)

(305) 324-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2019, the Board appointed Jean Felix LaCroix as the Chief Financial Officer and Treasurer of ERBA Diagnostics, Inc. (the “Company”), effective as of April 8, 2019.

Mr. LaCroix, age 46, has 12 years of treasury, accounting, and finance experience in industry and public accounting. Prior to joining the Company, Mr LaCroix served in a variety of positions, including: as Corporate Controller and Director of Finance at Rennova Health, Inc. from July 2018 through April 2019; as the Senior Manager of Audit and Assurance of Morrison Brown Argiz & Farra, LLC (the Company’s current independent registered public accounting firm) from March 2017 through July 2018; as the Director of Cash Management-Treasury at Garda World, Inc. from 2016 through March 2017; as the Manager of Capital Markets-Treasury at AutoNation, Inc. from 2013 through 2016; and, prior thereto, in various positions at Ernst & Young, LLP (EY), Crowe Horwath, LLP, Southern Company, Inc., and Genuine Parts Company, Inc.

Mr. LaCroix will serve as the Company’s principal financial officer and principal accounting officer.

Mr. LaCroix will receive a base salary at the annual rate of $150,000 and will be eligible to receive an annual bonus for the year ended 2019 of up to $35,000, and a discretionary bonus, for the year ended 2020 and each year thereafter, at a target rate of 15% of his base salary, in each case, based on the attainment of mutually agreed upon performance goals.  Mr. LaCroix will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s executive officers. Mr. LaCroix’s employment is at-will and may be terminated by the Company or by Mr. LaCroix at any time for any reason or for no reason.

There are no arrangements or understandings between Mr. LaCroix and any other person pursuant to which Mr. LaCroix was appointed as an executive officer of the Company.  There are no family relationships between Mr. LaCroix and any director or executive officer of the Company (or person nominated or chosen to become a director or executive officer of the Company).  There have been no transactions nor are there any proposed transactions between the Company and Mr. LaCroix that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERBA DIAGNOSTICS, INC.

Dated: April 23, 2019	By:	/s/ David Barka
David Barka,
Interim Chief Executive Officer